                                                                    EXHIBIT 10.5

                             STOCKHOLDERS AGREEMENT
                             ----------------------


     STOCKHOLDERS AGREEMENT dated as of December __, 1995, by and among Glenoit Universal, Ltd., a Delaware corporation (the "Company"), Citicorp Venture
                                              -------
Capital, Ltd., a New York corporation ("CVC"), John Mowbray O'Mara of
                                        ---
Connecticut ("O'Mara"), Banque Nationale De Paris, New York Branch ("BNP"), The
              ------                                                 ---
Equitable Life Assurance Society of the United States, a New York insurance company ("Equitable"), Stirling Investment Holdings, Inc., a company
          ---------
incorporated in the British Virgin Islands (the "Existing Stockholder"), Soannes
                                                 --------------------
Investments Corp., a company incorporated in the British Virgin Islands

("Soannes"), such of the individuals and entities named on Schedule I as sign
---------
counterparts hereof after the date hereof (each an "Individual Investor", and
                                                    -------------------
collectively, the "Individual Investors") and Thomas J. O'Gorman ("O'Gorman").
                   --------------------                            --------
Equitable and BNP are each referred to as a "Lender" and collectively, as the
                                             ------
"Lenders".  CVC, each of the Individual Investors, the Appointing Stockholder
--------
(as defined below), the Existing Stockholder, Soannes (until such time as its options are terminated or expire), O'Gorman(until such time as his conditional assignment or options acquired pursuant thereto are terminated or expire), and the Lenders, and their respective Permitted Transferees are collectively referred to as the "Stockholders" and individually as a "Stockholder".
                    ------------                         -----------

     The Existing Stockholder owns shares of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common") and Class C Common Stock, par
                                --------------
value $.001 per share (the "Class C Common").  The Appointing Stockholder has
                            --------------
acquired shares of the Company's Class D Common Stock, par value $.001 per share (the "Class D Common") and CVC has acquired shares of the Company's Class A
      --------------
Common and Class B Common Stock, par value $.001 per share (the "Class B
                                                                 -------
Common"). CVC intends to sell some of its shares after the date hereof to the Individual Investors, at which time the relevant Individual Investors, as a condition to such sales, will execute a counterpart of this Agreement and become parties hereto. The Lenders are the holders of the Warrants (as defined below), which are exercisable into shares of the Company's Class B Common. Soannes holds options pursuant to which it may become the holder of some of the Class A Common. O'Gorman holds a conditional assignment of an option pursuant to which he may become the holder of some of the Class A Common.

     The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Board of Directors of the Company (the "Board") and the
                                                               -----
Board of Directors of each of its Subsidiaries and assuring the continuity thereof and (ii) limiting the manner and terms by which the Stockholder Shares may be transferred.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Definitions.  As used herein, the following terms shall have the
         -----------
following meanings:

     "Affiliate" shall mean, as to any Person, any other Person which directly
      ---------
or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Appointing Stockholder" means O'Mara or any subsequent holder (including
      ----------------------
CVC as the case may be) of the Appointing Stockholder Stock.

     "Appointing Stockholder Stock" means the shares of Class D Common held by
      ----------------------------
O'Mara on the date hereof and any shares of capital stock of the Company issued or issuable with respect thereto whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Approved Sale" means (i) a sale of the Company to an Independent Third
      -------------
Party (whether by merger, consolidation, sale of all or substantially all of its consolidated assets (including, without limitation, the capital stock of its Subsidiaries) or sale of all of the Common Stock of the Company (whether in a private or public transaction and including by way of recapitalization or reorganization)) approved by the Board and the holders of a majority of the shares of Common Stock then outstanding or (ii) a merger, consolidation or other corporate combination with Barth & Dreyfuss of California, Inc., in each case to the extent applicable, pursuant to which all holders of Common Stock receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

     "Board" means the Company's board of directors.
      -----

     "Class E Common" means the Class E Common Stock of the Company, par value
      --------------
$.001 per share.

     "Common Stock" means, collectively, the Class A Common, the Class B Common,
      ------------
the Class C Common, the Class D Common, the Class E Common and any other class of common stock of the Company.

     "Common Stock Deemed Outstanding" means the number of shares of Common
      -------------------------------
Stock, determined on a fully diluted basis giving effect to all outstanding securities convertible into or exchangeable for Common Stock (collectively, "Common Stock Equivalents") or any options, warrants (including, without
-------------------------
limitation, the Warrants) or other rights to acquire Common Stock or Common Stock Equivalents.

     "CVC Stock" means the shares of Class A Common and Class B Common held by
      ---------
CVC on the date hereof, any Class A Common into which any such Class B Common is converted, and any shares of capital stock of the Company issued or issuable with respect thereto whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Earn-Out Notes" has the meaning given to that term in the Redemption
      --------------
Agreement.

     "Earn-Out Payment" has the meaning given to that term in the Redemption
      ----------------
Agreement.

     "Family Group" means, with respect to any natural person, such person's
      ------------
spouse, siblings and descendants (whether natural or adopted) and any trust or other entity solely for the benefit of such person and/or such person's spouse, their respective ancestors and/or descendants.

     "Independent Third Party" means any Person who, prior to the contemplated
      -----------------------
transaction, does not own in excess of 5% of the Common Stock Deemed Outstanding, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock Deemed Outstanding and who is not a member of the Family Group of any such 5% owner of the Common Stock Deemed Outstanding.

     "Management Option Plan" means a plan approved by the Board pursuant to
      ----------------------
which the management of the Company may be issued

Common Stock of the Company representing up to 5% of the total capital stock of the Company on a fully diluted basis as at the date such plan is approved.

     "O'Gorman Assignment" means the conditional assignment of an option granted
      -------------------
by Soannes to O'Gorman pursuant to which O'Gorman may acquire an option to purchase 1,825.575 of Class A Common.

     "Permitted Issuance" means (i) any issuance of Common Stock upon the
      ------------------
conversion of any other class of Common Stock in accordance with the Company's certificate of incorporation, (ii) any issuance of Common Stock pursuant to exercise of any of the Warrants, (iii) any issuance of Common Stock pursuant to the Management Option Plan, (iv) any issuance of Common Stock with respect to the Common Stock issued pursuant to clauses (i), (ii) and (iii) above, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or (v) the issuance of up to 3,651.15 shares of Class A Common pursuant to the terms of the option agreements dated the date hereof between the Company and Soannes (whether to Soannes or to O'Gorman following the consumation of the O'Gorman Assignment).

     "Person" means an individual, a partnership, a corpora tion, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Pledge Agreement" means the Pledge Agreement made between the Company and
      ----------------
the Existing Stockholder and dated the date hereof.

     "Preferred Stock" means any stock however designated issued by the Company
      ---------------
and having a liquidation preference over the Company's Common Stock.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant
      -----------
to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A (if such rule is available) under the Securities Act (or any similar rule or rules then in effect).

     "Qualified Public Offering" means the sale, in an under written public
      -------------------------
offering registered under the Securities Act, of shares of the Company's Common Stock or other voting securities having an aggregate value of at least $20 million.

     "Redemption Agreement" means the Redemption Agreement dated October 23,
      --------------------
1995 between the Existing Stockholder and the Company, as amended on the date hereof.

     "Regulatory Problem" means, with respect to any holder of the Company's
      ------------------
securities, any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the holder of the Company's securities reasonably believes there is a substantial risk of such assertion) that that holder is not entitled to hold, or exercise any significant right with respect to such securities.

     "Repurchase Option" means the repurchase option in favor of the Company
      -----------------
granted by the Existing Stockholder pursuant to Section 3 of the Redemption Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Stockholder Shares" means (i) any Common Stock acquired by the
      ------------------
Stockholders, (ii) any Preferred Stock acquired by any of the Stockholders,
(iii) any Common Stock issued or issuable upon exercise of the Warrants or pursuant to the Management Option Plan, and (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitaliza tion, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold in a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more

Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

     "Transfer" means any sale, transfer, assignment, pledge or other disposal
      --------
but does not include the pledge set forth in the Pledge Agreement.

     "Warrants" means the Stock Purchase Warrant for 1,714.9480 Class B Common
      --------
issued by the Company to BNP and the Stock Purchase Warrant for 2,411.6456 Class E Common issued by the Company to Equitable.

     2.  Board of Directors.
         ------------------

     (a) Until the provisions of this Section 2 cease to be effective, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) the Board shall be comprised of five (5) directors to be designated as follows:

          1. The chief executive officer of the Company shall be designated as a director.

          2. The holders of the majority of the CVC Stock will designate two (2) Directors (the "CVC Directors").
                             -------------

          3. The Appointing Stockholder will designate one (1) director.

          4. The Existing Stockholder may designate one (1) director until the occurrence of a Specified Event. Upon the occurrence of a Specified Event, the Existing Stockholder's right to designate a director shall cease and the holders of a majority of the Stockholder Shares will designate one (1) director(s). A "Specified Event" shall have occurred upon the first day that the
              ---------------
             Existing Stockholder and Soannes together hold less than 9.9% of the Company's Common Stock Deemed Outstanding.

          (ii) at all times, the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of
                                       ---------
     the Board;

          (iii) at all times, the Board and each Sub Board shall create a Compensation Committee, which shall consist of three (3) persons, at least one of whom shall be a CVC Director;

          (iv) any committees of the Board or a Sub Board (other than the Compensation Committee) shall be created only upon the approval of a majority of the votes cast by the members of the Board and the composition of each such committee (if any) shall consist of not more than three Persons, at least one of whom will be a CVC Director;

          (v) any director shall be removed from the Board, a Sub Board or any committee thereof (with or without cause) at the written request of the Stockholder or Stockholders which have the right to designate such a director hereunder, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote or consent of the relevant Stockholder(s)); provided, that the holders of a majority
                                      --------
     of the Stockholder Shares may remove any director for cause but a replacement director may only be designated by the Stockholders which have the right to designate such director hereunder.

          (vi) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Stockholders which have the right to designate the director who ceases to serve; and

          (vii) so long as a Lender holds any Stockholder Shares, the Company shall give that Lender written notice of each meeting of the Board (and any committees thereof) and each meeting of each Sub Board (and any committees thereof), at the same time and in the same manner as notice is given to the directors of the Board or the Sub Board, as the case may be, and the Company shall permit a representative of that Lender to attend, as an observer, all such meetings unless attendance at such meeting, in the Company's reasonable judgment, would create a conflict of interest for such Lender; provided, that in the case of telephonic meetings, the Lender need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors of the Board or the Sub Board, as the case may be, and the Lender's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors of the Board and each Sub Board in connection with such meetings at the same time such materials and information are given to such directors unless receipt of such materials would create a conflict of interest by that Lender. The Company shall give written notice of any action by written consent in lieu of a meeting of directors of the Company or any of its Subsidiaries to the Lender prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any committee thereof. Prior to the consummation of a Qualified Public Offering, the Company shall not pay any compensation to directors who are not employees of the Company or any of its Subsidiaries other than any director appointed by the Appointing Stockholder.

     (c) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof and (ii) a Qualified Public Offering.

     (d) In the event that any provision of the Company's bylaws or certificate of incorporation is inconsistent with any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's bylaws or certificate of incorporation to remedy such inconsistency.

     3.       Conflicting Agreements.  Each Stockholder represents that such
              ----------------------
Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

     4.       Restrictions on Transfer by Stockholders.
              ----------------------------------------

     (a) Tag Along Rights.  Subject to Sections 4(c) and 4(d), at least twenty-
         ----------------
five (25) business days prior to any Transfer of Stockholder Shares by CVC which would result in CVC, O'Gorman and the Individual Investors together holding less than 50% of the then outstanding Common Stock of the Company, CVC shall deliver a written notice (the "Sale Notice") to the Company and the Company shall
                       -----------
deliver to the other Stockholders ("Other Stockholders") a copy of such Sale
                                    ------------------
Notice at least fifteen (15) business days prior to such Transfer, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to CVC within ten (10) business days after delivery of the Sale Notice. If any other Stockholders have elected to participate in such Transfer, each of CVC and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of any class equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Stockholder by the aggregate percentage of Stockholder Shares owned by CVC and the Other Stockholders participating in such Transfer and (ii) the aggregate number of Stockholder Shares to be sold in the contemplated Transfer.

     (b) First Offer Rights.  Subject to Sections 4(c) and 4(d), at least forty
         ------------------
(40) days prior to any sale, transfer or assignment (a "Transfer") of
                                                        --------
Stockholder Shares or any Warrant by any Stockholder, the Stockholder making such Transfer (the "Transferring Stockholder") shall deliver a written notice
                    ------------------------
(the "Transfer Notice") to the Company and the Company shall deliver to the
      ---------------
Other Stockholders a copy of such Transfer Notice at least thirty (30) days prior to such Transfer specifying in reasonable detail the number of shares proposed to be transferred, the proposed purchase price (which shall be payable solely in cash) and the other basic economic terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Transferring Stockholder and the Other Stockholders within ten
(10) business days after the Transfer Notice has been given to it. Each Other Stockholder may also elect to purchase all (but not less than all) of its Pro Rata Share (as defined below) of the Stockholder Shares specified in the Transfer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and Company within ten (10) business days after delivery of the Transfer Notice, such election to be effective only in the event the Company does not purchase such Stockholder Shares pursuant to its election. Each Other Stockholder which has made an election pursuant to the preceding sentence shall be entitled to purchase the number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares owned by such Other Stockholder by the aggregate number of Stockholder Shares owned by all Other Stockholders which have made an election pursuant to the preceding sentence and (ii) the aggregate number of Stockholder Shares specified in the Transfer Notice (such product being such Other Stockholder's "Pro Rata Share"). If the Company or any Other Stockholder
                     --------------
has elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within fifteen (15) business days of the delivery of the Transfer Notice. If the Company or any Other Stockholder defaults in payment for any Stockholder Shares purchased pursuant to this Section, its rights under this Section with respect to the relevant Transfer of such Stockholder Shares are irrevocably waived. To the extent that the Company and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may transfer the Stockholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the sixty (60) day period immediately following the date on which the Transfer Notice has been given to the Company (or, if applicable, the Other Stockholders). Any Stockholder Shares not transferred within such sixty (60) day period will be subject to the provisions of this Section 4(b) upon subsequent transfer.

     (c) Permitted Transfers.  The restrictions contained in this Section 4
         -------------------
shall not apply with respect to any Transfer of Stockholder Shares by (i) the Existing Stockholder pursuant to the Repurchase Option or to those individuals who are its shareholders as at the date of this Agreement, (ii) any individual pursuant to any applicable laws of descent and distribution, by gift, or otherwise among a person's Family Group, (iii) any Stockholder to any other Stockholder (iv) any of CVC, any Individual Investor and their respective Affiliates or Permitted Transferees, (A) among each other, (B) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company, (C) to any former or prospective employee, director or prospective director of CVC or any Affiliate of CVC, or (D) to any Person in order to resolve a Regulatory Problem (as that term is defined in the Securities Purchase Agreement dated the date hereof and made between CVC and the Company),
(v) the Company in exercising any of its remedies pursuant to the Pledge Agreement, including foreclosing on or disposing of any Stockholder Shares,

(vi) Equitable to (A) any majority-owned Subsidiary of The Equitable Companies, Inc., which is not a special purpose Subsidiary or (B) any assignee of all or any portion of the 12.50% Senior Subordinated Note issued by Glenoit Intermediate Holdings, Inc. ("Holdings") to Equitable on the date hereof pro-rata with the portion of such note being assigned, (vii) BNP to (A) any wholly-owned Subsidiary of it, which is not a special purpose Subsidiary or (B) any assignee of all or any portion of the notes issued by Holdings or its Subsidiary Glenoit Mills, Inc. to BNP on the date hereof pro-rata with the portion of such note being assigned, (viii) any assignee referred to in Section 4(c)(vi)(B) or 4(c)(vii)(B) or any subsequent assignee of any of the notes referred to in those sections, in each case pro-rata with the portion of such note being assigned, or
(ix) Soannes to O'Gorman pursuant to the O'Gorman Assignment; provided, that the
                                                              --------
restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares after any such Transfer; and provided further, that the
                                                -------- -------
transferees of such Stockholder Shares shall have agreed in writing in form and substance satisfactory to the Company to be bound by the provisions of this Agreement. All transferees permitted under this Section 4(c) are collectively referred to herein as "Permitted Transferees."
                       ---------------------

     (d) Termination of Restrictions.  The restrictions set forth in this
         ---------------------------
Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such Stockholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Qualified Public Offering.

     5.       Sale of the Company.
              -------------------

     (a) In the event of an Approved Sale, each Stockholder will (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of stock, each Stockholder will agree to sell its Stockholder Shares on the terms and conditions of the Approved Sale. Each Stockholder will take all necessary and desirable actions as directed by the Board and the holders of a majority of the Company's Common Stock in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and granting identical indemnification rights except that the Lenders will be required only to provide customary representations as to the ownership of and, ability to transfer their respective Stockholder Shares and the absence of conflicts of such transfer with any contract, judgment or laws applicable to them and will not be required to provide any indemnities except in respect of any breach of such representation. Each Stockholder required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the Other Stockholders to the extent that the amount required to be paid by such Stockholder was disproportionate to the proportion of the total consideration received by all Stockholders, compared to the consideration actually received by such Stockholder.

     (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Other Stockholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Other Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Other Stockholder declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

     (c) All Stockholders will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

     (d) The obligations of the Lenders pursuant to this Section 5 are subject to the Lenders receiving a favorable fairness opinion in respect of the Approved Sale (other than a sale pursuant to paragraph (ii) of the definition of Approved
Sale) from a nationally recognized investment banking or valuation firm selected by the Board. The obligations of Equitable pursuant to this Section 5 are subject to any securities to be received by Equitable as consideration in such Approved Sale not being illegal investments under New York insurance regulations.

     (e) This Section 5 shall automatically terminate upon a Qualified Public Offering.

     6.       Preemptive Rights.
              -----------------

     (a)  Rights.  If the Company proposes to issue any shares of Common Stock
          ------
or Preferred Stock, any options, warrants or other rights to directly or indirectly acquire Common Stock or any securities convertible into or exchangeable for Common Stock, other than pursuant to a Permitted Issuance or a Qualified Public Offering, each Stockholder shall have the right of first refusal to purchase a portion of such securities sufficient to enable such Stockholder to maintain its percentage interest in the Common Stock and Preferred Stock (on a fully-diluted basis assuming the conversion of all convertible securities and the exercise of all Warrants and options) immediately prior to such issuance. The Company shall give each such Stockholder at least thirty (30) days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof, including without limitation the identity of the proposed recipient (the "Issuance Notice"), and shall offer to each such
                         ---------------
Stockholder the opportunity to purchase such securities at the same price, on the same terms, and at the same time as the securities are proposed to be issued by the Company. A Stockholder may exercise its right of first refusal by delivery of a written notice to the Company within fifteen (15) days after delivery of the Issuance Notice, which exercise shall be irrevocable. Each Stockholder shall have the right to assign its rights under this Section 5 to any third party.

     (b)  Termination of Rights.  The rights set forth in this Section 6 shall
          ---------------------
terminate with respect to each Stockholder Share upon (i) the transfer of such Stockholder Share in a Public Sale or (ii) the consummation of a Qualified Public Offering.

     7.       Legend.  In addition to any legend required by any other document,
              ------
each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A STOCKHOLDERS' AGREEMENT DATED AS OF [
                 ] __, 1995 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE COMPANY'S STOCKHOLDERS AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

          8.   Transfers in Violation of Agreement.  Any Transfer or attempted
               -----------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          9.   Transfer of Stockholder Shares.
               ------------------------------

          (a) Stockholder Shares are transferable only (i) in a Public Sale and
(ii) subject to Section 9(b) below, by any other legally available means of Transfer; provided that any Transfer must also comply with the terms of Section
          --------
4.

          (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) of Section 9(a) above or any Transfer between any of CVC, any Individual Investor or any of their respective Affiliates, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the legend set forth in Section 7 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained herein, as provided in section 4(c) above.

          (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

          (d) Upon the request of any holder of Stockholder Shares, the Company shall remove the legend set forth in Section 7 above from the certificates for such holder's Stockholder Shares;

provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

          10.  Notice of Designated Events to O'Gorman.  The Company shall give
               ---------------------------------------
notice to O'Gorman ("Acceleration Notice") of the occurance of any event which
                     -------------------
would require the Company to give notice to Soannes pursuant to Section 3 of the option agreements between the Company and Soannes dated the date hereof. Within 7 business days of receipt of an Acceleration Notice, O'Gorman shall advise the Company whether he intends to exercise his right pursuant to Section 9 of the O'Gorman Assignment to require Soannes to exercise any option to acquire any Stockholder Shares and if O'Gorman does not exercise such right his rights hereunder with respect to the event in respect of which the Acceleration Notice was given shall terminate.

          11.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of not less than a majority of the Stockholder Shares, provided that, no modification,
                                                --------
amendment or waiver which adversely or prejudicially affects any one Stockholder (the "Affected Stockholder") vis-a-vis the other Stockholders or the Company
      --------------------
shall be effective without the approval in writing of the Affected Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          12.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effec tive and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been con tained herein.

          13.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          15.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          16.  Remedies.  The parties hereto shall be entitled to enforce their
               --------
rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agree ment and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          17.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, 3 days after mailing by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

          To the Company:

               Glenoit Universal, Ltd.
               111 West 40th Street
               New York, New York 10018
               Attention: President
               Facsimile No.: (212) 869-5898

          With a copy to CVC.


          To CVC:

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York  10043
               Attention:  Saleem Muqaddam
               Facsimile No.:  (212) 888-2940

          With a copy to:

               Kirkland & Ellis
               Citicorp Center
               153 East 53rd Street
               New York, New York  10022-4675
               Attention:  Stephen M. Zide, Esq.
               Facsimile No.:  (212) 446-4900

          To BNP:

               Banque Nationale de Paris
               499 Park Avenue
               New York, New York 10022-1275
               Attention:  Chris Kiely
               Facsimile No.:  (212) 418-8269

          To Equitable:

               The Equitable Life Assurance Society
                   of the United States
               c/o Alliance Corporate Finance
                    Group Incorporated
               1345 Avenue of the Americas
               39th Floor
               New York, New York 10105
               Attention:  Peter Gummeson
               Facsimile No.:  (212) 969-1529

          To the Existing Stockholder or to Soannes:

               c/o Lichtenberg Ginach, P.C.
               90 Park Avenue, 14th Floor
               New York, New York  10016
               Attention:  Yoram Ginach
               Facsimile No.: (212) 210-9444

          With copies to:

               Isaac Schapira
               Istrad Limited
               Gilmoora House
               57-61 Mortimer Street
               London W1N 7TD England
               Facsimile No.:  011-44-71-6363071

          To an Individual Investor:

               c/o Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York  10043
               Attention:  Saleem Muqaddam
               Facsimile No.:  (212) 888-2940

          To the Appointing Stockholder:

               John Mowbray O'Mara
               623 Lake Avenue
               Greenwich, CT 06830
               Facsimile No.:  (212) 793-6164

          To O'Gorman:

               c/o Glenoit Universal, Ltd.
               111 West 40th Street
               New York, New York 10018
               Facsimile No.:  (212) 391-2341

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          18.  GOVERNING LAW.  THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL
               -------------
GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          19.  SUBMISSION TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS BROUGHT
               --------------------------
AGAINST THE EXISTING STOCKHOLDER OR SOANNES WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE EXISTING STOCKHOLDER AND SOANNES EACH ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE EXISTING STOCKHOLDER AND SOANNES EACH DESIGNATES AND APPOINTS LICHTENBERG & GINACH, P.C. (AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE EXISTING STOCKHOLDER OR SOANNES WITH THE CONSENT OF THE COMPANY) AS ITS AGENT TO RECEIVE ON ITS BEHALF AT THE ADDRESS SET FORTH IN SECTION 17 ABOVE, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE EXISTING STOCKHOLDER AND SOANNES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE EXISTING STOCKHOLDER AT ITS ADDRESS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE EXISTING STOCKHOLDER OR SOANNES REFUSES TO ACCEPT SERVICE, THE EXISTING STOCKHOLDER AND SOANNES EACH HEREBY AGREES THAT SERVICE UPON IT MY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVICE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY TO BRING PROCEEDINGS AGAINST THE EXISTING STOCKHOLDER OR SOANNES IN THE COURTS OF ANY OTHER JURISDICTION.

          20.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                           *     *     *     *     *

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                              GLENOIT UNIVERSAL, LTD.


                              By:________________________________
                              Name:
                              Title:

                              CITICORP VENTURE CAPITAL, LTD.


                              By:________________________________
                              Name:
                              Title:

                              BANQUE NATIONALE DE PARIS


                              By:________________________________
                              Name:
                              Title:

                              THE EQUITABLE LIFE ASSURANCE SOCIETY
                                    OF THE UNITED STATES


                              By:________________________________
                              Name:
                              Title:

                              STIRLING INVESTMENT HOLDINGS, INC.


                              By:________________________________
                              Name:
                              Title:

                              THOMAS J. O'GORMAN


                              ___________________________________


                              JOHN MOWBRAY O'MARA


                              ___________________________________

                              SOANNES INVESTMENTS CORP.


                              By:________________________________
                              Name:
                              Title:

                                      -21-